Exhibit 99.1

Public Lender Presentation January 14, 2016 Note: Sleepy’s acquisition pending.

Notices Regarding Information Contained in This Presentation This presentation is intended to facilitate discussions with representatives of certain institutions regarding a potential debt offering of Mattress Firm Holding Corp. (“Mattress Firm” or the “Company”). This presentation is not being used as an offer to sell or solicitation of an offer to buy securities of Mattress Firm or any of its affiliates in any jurisdiction. Any offering would be made only pursuant to a separate and distinct confidential offering memorandum which would be made available at the time of the public announcement of such offering, together with any supplements thereto, including a term sheet specifying the pricing and other terms being offered. Recipients should not rely on the information contained in this presentation to make an investment decision. This presentation does not purport to be all inclusive or to contain all of the information that a prospective participant may consider material or desirable in making its decision to become a lender. The information contained herein must be kept strictly confidential and may not be reproduced or distributed, in whole or in part, in any format without the Company’s prior written consent. Special Notice Regarding Publicly-Available Information The Company has represented that the information contained in this presentation is either publicly available or does not constitute material non-public information with respect to the Company, its subsidiaries or their respective securities for purposes of United States federal and state securities laws. The recipient of this presentation has stated that it does not wish to receive material non-public information with respect to the Company, its subsidiaries or their respective securities and acknowledges that other lenders have received a confidential information memorandum that contains additional information with respect to the Company, its subsidiaries or their respective securities that may be material. The Company does not take any responsibility for the recipient's decision to limit the scope of the information it has obtained in connection with its evaluation of the Company and the facilities described herein. Forward Looking Statements and Non-GAAP Information This presentation contains forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan,” “target,” "intend," "believe,“ or the negative of these terms, and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you consider this presentation, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this presentation after the date of this presentation. This presentation includes “As Adjusted” data, which excludes non-recurring charges such as ERP system implementation costs, acquisition-related costs and impairment charges. Such “As Adjusted” data is considered a financial measure not in accordance with the accounting principles generally accepted in the United States, or “GAAP,” and is not in lieu of, or preferable to, “As Reported,” or GAAP, financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts. Please refer to the appendix for a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measures. Market and Industry Data This presentation includes industry and trade association data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. Financial Information for Acquired or to be Acquired Business The financial information set forth in this presentation for Sleepy’s are estimates based on the internal financial statements for Sleepy’s Inc. that were prepared by Sleepy Inc.’s management, which have not been audited or reviewed by the Company’s independent auditors. These internal financial statements have been prepared in accordance with GAAP and the historical past practices of Sleepy’s, which may differ from the historical practices and interpretations applied by the Company. The results ultimately reflected in the Company’s audited financial statements may vary from the information provided in this presentation. 1

Mattress Firm Attendees Steve Stagner Chief Executive Officer Ken Murphy President Adam Blank President, Sleepy’s (1) Alex Weiss Chief Financial Officer Scott McKinney Vice President – Investor (1) Subject to closing of the transaction. Relations 2

Agenda 1. 2. 3. 4. 5. 6. 7. Transaction Overview Acquisition Highlights Introduction to Sleepy's Mattress Firm Update Key Credit and Investment Highlights Historical Financial Performance Syndication Overview Appendix 3

Transaction Overview

Transaction Overview

Sleepy's Acquisition Overview	▪ On November 30, 2015, Mattress Firm Holding Corp. ("Mattress Firm" or the "Company") announced that it had entered into an agreement to acquire all of the outstanding equity interests in HMK Mattress Holdings LLC, the holding company of Sleepy's Inc. and related entities (together, "Sleepy's") ▪ Total consideration will be approximately $780 million o Net of expected tax benefits [1], purchase price represents 9.4x LTM Adj. EBITDA and 6.0x LTM Adj. EBITDA including $40 million of run-rate synergies o $22 million total annual cash tax benefit expected from the Sleepy's and prior acquisitions ▪ Pro forma LTM Sales of $3,657 million and LTM Adj. EBITDA of $398 million, including $40 million of run-rate synergies
Expected Financing	▪ Mattress Firm is seeking to finance the acquisition with: o $50 million draw on a $200 million amended and extended Asset-Based Revolver o $730 million Incremental Term Loan B ▪ Additionally, Mattress Firm will assume $32 million of Sleepy's existing debt [2] and roll over $10 million in existing Sleepy's equity [3] ▪ Pro-forma for the transaction, net leverage will be 4.0x and lease-adjusted net leverage will be 4.6x [4] on an LTM basis, including $20 million of the total $40 million in run-rate synergies
Timing	▪ On January 11, 2016, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired with respect to the acquisition ▪ Transaction is expected to close on February 3, 2016, subject to customary closing conditions, including any remaining regulatory approvals

(1) *Transaction expected to create an asset step-up, subject to IRS approval. Adjusted enterprise value represents total consideration less expected present value of additional depreciation and amortization deductions on the carry-over tax basis as a result of the asset step-up.*

(2) *Represents 50% of $37.2mm SOB Mortgage principal balance and $13.3mm of other mortgages payable as of 3Q15.*

(3) *Adam Blank, currently chief operating officer and general counsel of Sleepy's, will become president of Sleepy's upon closing of the transaction, and will contribute up to $10 million of the equity value he holds in Sleepy's in exchange for MFRM shares at a conversion price of $43.36 per MFRM share.*

(4) *Operating leases capitalized using 5.0x rent methodology.*

5

MFRM

Sources, Uses and Pro Forma Capitalization

Sources and Uses

($ in millions)

Sources:	
Assumption of Sleepy's Existing Debt	$32
Non-Ownership Interest in SOB Mortgage (1)	19
Mattress Firm New $200mm ABL Revolver	50
Incremental Term Loan B	730
Equity Rollover	10
Total Sources	**$840**
Uses:	
Sleepy's Purchase Price	$780
Non-Ownership Interest in SOB Mortgage (1)	19
Repay Existing Mattress Firm ABL Revolver	5
Illustrative Fees and Expenses	37
Total Uses	**$840**

Pro Forma Capitalization

($ in millions)

	LTM Q3 2015			
	Mattress Firm	Sleepy's	Adj.	Pro Forma
Cash	$10	$80	($80)	$10
Mattress Firm $125mm ABL Revolver	5	--	(5)	--
Sleepy's $50mm ABL Revolver	--	25	(25)	--
Mattress Firm New $200mm ABL Revolver	--	--	50	50
Mattress Firm Term Loan B	693	--	730	1,423
Sleepy's Term Loan	--	152	(152)	--
Equipment Financing, Mortgages and Other Notes Payable	6	32	--	38
Non-Ownership Interest in SOB Mortgage (1)	--	19	--	19
Total Debt	**$704**	**$227**	**$598**	**$1,529**
Adj. EBITDA (2)	$287	$72	--	$358
Covenant Synergies (3)	--	20	--	20
Adj. EBITDA w/ Synergies	287	92	--	$378
Rent	362	195	--	557
Adj. EBITDAR w/ Synergies	$648	$287	--	$935
Cash Interest	$42	$12	$26	$80
Net Capex (4)	110	22	--	132
LTM Credit Statistics w/ Synergies				
Net Debt / Adj. EBITDA	2.4x	1.6x		4.0x
Total Debt / Adj. EBITDA	2.5x	2.5x		4.0x
Adj. Net Debt / Adj. EBITDAR (5x Rent)	*3.9x*	*3.9x*		*4.6x*
Adj. Total Debt / Adj. EBITDAR (5x Gross Rent)	*3.9x*	*4.2x*		*4.6x*
Adj. EBITDA / Cash Interest	6.8x	7.7x		4.7x
(Adj. EBITDA - Net Capex) / Cash Interest	4.2x	5.8x		3.1x

(1) *Sleepy's headquarters and a warehouse facility are held by a joint venture LLC, with Sleepy's owning 50% and an unaffiliated third party owning the other 50%. For GAAP reporting, Mattress Firm will consolidate 100% of the joint venture's performance on its own financial statements. However, the economic arrangement makes Mattress Firm responsible for only 50% of the income, cash flow, assets, and liabilities related to the joint venture. To reflect the economic arrangement, Mattress Firm breaks out the mortgage liability of the Non-Ownership Interest in the Sources and Pro Forma Capitalization, though both will appear on balance sheet. Net income attributable to the third party is reflected in non-controlling interest, below the Adjusted Net Income line.*

(2) *See pages 41 – 43 for detailed reconciliations for Mattress Firm and Sleepy's.*

(3) *Estimated synergies to be included in Adj. EBITDA based on Mattress Firm's Credit Agreement definition.*

(4) *Net capex defined as gross capex less tenant allowances.*

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MFRM

Acquisition Highlights

Strategic Rationale for Sleepy’s Acquisition Creates the nation’s first border-to-border, coast-to-coast specialty mattress retailer Combined company will operate approximately 3,500 stores in 48 states Pro forma sales of over $3.6 billion over the last twelve months Provides customers with greater value, convenience and choice Allows combined company to leverage the benefits of national scale:  –  –  –  –  – Nationwide distribution and delivery National advertising Sourcing, procurement and contract scale efficiencies Exclusive partnership opportunities Operating expense leverage Acquires Attractive Store Base and Team in Key Markets Over 1,050 stores with strong penetration in difficult to enter markets in the Northeast and Mid-Atlantic Over 3,000 talented employees Strong leadership team with unmatched experience operating in the Northeast and Mid-Atlantic markets Approximately $40 million of identifiable cost synergies by the third year post-closing Cost efficiencies in distribution and logistics, advertising, sourcing and procurement, professional services and operating expenses, as well as additional revenue potential The combined company anticipates it can generate significant free cash flow, which can be used to pay down debt Anticipate low single-digit EPS accretion in year one growing to double-digit EPS accretion by the third year post-closing, excluding one-time costs 8 Earnings Accretion and Cash Flow Generation Presents Significant Synergy Opportunities Opportunity to Leverage National Scale Benefits #1 Creates First Truly National Mattress Specialty Retailer

Market Leading Position Drives Growth

- Sleepy's acquisition further strengthens Mattress Firm's position as the #1 Mattress Specialty Retailer in the fragmented specialty mattress retailing environment

Top Mattress Specialty Retailers[1]

Current

($ in millions)

Rank	Company	2014 Stores	2014 Sales	YoY Growth	Market Share [2]
1	Mattress Firm	2,208	$1,933	39.4%	13.6%
2	Sleep Number	463	1,120	21.4%	7.9%
3	Sleepy's	1,024	1,085	8.5%	7.6%
4	America's Mattress	405	326	3.8%	2.3%
5	Sit 'n Sleep	32	114	14.9%	0.8%
6	Innovative Mattress Solutions	155	102	6.3%	0.7%
7	Mattress Warehouse	179	100	9.9%	0.7%
8	American Mattress	95	68	1.5%	0.5%
Top 8 Mattress Specialty Retailers		4,561	$4,848	21.9%	34.1%

Pro Forma

($ in millions)

Rank	Company	2014 Stores	2014 Sales	YoY Growth	Market Share [2]
1	Mattress Firm	3,232	$3,018	26.4%	21.3%
2	Sleep Number	463	1,120	21.4%	7.9%
3	America's Mattress	405	326	3.8%	2.3%
4	Sit 'n Sleep	32	114	14.9%	0.8%
5	Innovative Mattress Solutions	155	102	6.3%	0.7%
6	Mattress Warehouse	179	100	9.9%	0.7%
7	American Mattress	95	68	1.5%	0.5%
Top 7 Mattress Specialty Retailers		4,561	$4,848	21.9%	34.1%

(1) *Source: Furniture Today Top 100, May 2015. Mattress Firm store count includes franchised locations.*
(2) *Reflects net sales of the respective retailers divided by the estimated size of the U.S. mattress retail market in 2013; Furniture Today 2014 Retail Planning Guide.*

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MFRM

Border-to-Border, Coast-to-Coast Footprint 23 3 75 WA 4 ME 8 3 MT 3 3 ND 33 MN 39 OR VT 96 17 ID NH MA 212 NY 46 WI RI 13 5 SD 9 NE 15 MI 6 CT 68 107 17 IA 36 PA 140 NJ 32 NV 88 OH 142 43 DE 21 38 MD 28 UT 4 3 89 IL 66 CO 36 8 188 54 MO WV VA 37 26 KS 5 KY TN 17 DC 18 CA 61 125 NC 56 61 55 52 26 OK 143 AZ 12 AR 19 NM SC 29 118 GA 14 MS 439 29 LA TX 309 FL Mattress Firm Mattress Firm and Sleepy’s Sleepy’s Only Mattress Firm Sleepy’s Mattress Discounters Mattress King 10 Note: Includes 125 Mattress Firm franchise locations, as of November 3, 2015. Sleepy’s store count as of September 30, 2015. 10 HI 4

Introduction to Sleepy's

Sleepy’s Overview: #1 Northeast Retailer 3 ME #1 Leading market share in the majority of Sleepy’s 23 8 NH WI NY 212 MI 13 PA 107 140 5 IN OH 89 21 55 113 WV VA 45 IL 3 KY 61 NC TN 4 SC GA AL MS (1) core markets FL ($ in millions) (1) Per internal Sleepy’s study completed in August 2014. 12 Note: Q3 data as of Sleepy’s third quarter ended September 30, 2015. 1,066 694 $1,136 $761 ecommerce Presence Sales Growth Store Unit Growth DC 96 68 MA RI CT NJ DE MD VT Market Share #1 Northeast Retailer Banners

Sales, Profit and Same Store Sales Performance ($ in millions) $78 $74 $72 $1,136 $1,053 $999 $914 2014 (1) LTM Q3 '15 (3) 2012 2013 LTM Q3 '15 2012 2013 2014 EBITDA % Margin FY 2012 SSS: 3.2% FY 2013 SSS: 1.0% FY 2014 SSS: (0.9%) 7.9% 8.3% 5.1% 5.3% 3.6% 2.2% (2.3%) (11.1%) Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Note: Fiscal year ending the Saturday closest to December 31. (1) (2) (3) Sleepy’s fiscal 2014 consisted of 53 weeks, with the additional week falling in Q4 ‘14. Adj. EBITDA based off of bank covenants submitted to Sleepy’s Lender Group. See page 43 for detailed reconciliation. 13 1.5% 0.9%2.6%2.8%1.3% (1.1%)(0.4%) Quarterly Historical Same Store Sales Growth (%) $58 6.3% 5.6% 7.5% 8.6% Annual Adj. EBITDA Performance(2) Annual Net Sales Performance

Pro Forma Company – Q3 LTM Metrics + = ($ in millions) $4,000 4,000 $3,657 $1,136 3,486 1,066 3,000 $3,000 2,000 $2,000 1,000 $1,000 0 $0 Existing Store Base Sleepy's Stores Combined Company MFRM LTM Q315 Sales Sleepy's LTM Q315 Sales Combined Company 14 Note: Store count includes 125 Mattress Firm franchise locations, as of November 3, 2015. Mattress Firm latest twelve months ended November 3, 2015. Sleepy’s latest twelve months ended September 30, 2015. 2,420 $2,521 LTM Sales Stores

Significant $40 Million Synergy Potential – of Identified Cost Synergies Distribution and Logistics Advertising Sourcing and Procurement Operating Expenses Professional Services Other Exclusive Products Strategic Partnerships Streamlined Financing Approach Accessories Multi-Channel / Omni-Channel Sales Other ($ in millions) 15 Synergy Category: Rationale Estimated Contribution Gross Margin Purchasing and vendor procurement efficiencies New sourcing channels Better products for the customer $10 Overhead Redundancies in administration, professional fees and systems costs $10 Contracts / Procurement 3rd party financing Insurance benefits Other (Consultants, IT, Services, Supplies) $7 Advertising Regional savings based on size of ad spend Media spend, agency fees, production Benefit over time of national advertising (upside) $6 Duplicative Functions in Overlapping Markets Duplicative operations in Chicago and the Carolinas and other ecommerce warehouses in select markets Warehouse, advertising, delivery, overhead $5 Other Digital / Multi-channel leverage Nationwide delivery Other $2 Total $40 Approximately $40 million of Identified Cost Synergies by Year Three Revenue Cost Estimated Potential Synergies from Sleepy’s Acquisition

Mattress Firm Update

Mattress Firm: The #1 Mattress Specialty Retailer Real estate Marketing strategy Product offering Customer experience National distribution Omni-channel #1 Over 90% of stores in markets where we have 2,420 locations(1) (2) #1 market share ($ in millions) (1) Includes 125 franchise locations; as of November 3, 2015. (2) Per internal study as of Q2 2015. Excludes markets open less than one year and franchise locations. 17 $2,521 $494 674 2,420 674 Store Unit Grow(1) Sales Growth Market Share Best-in-Class Largest Footprint

What Makes MFRM Best-in-Class? 18 Omni-channel National Distribution Customer Experience Product Offering Marketing Strategy Real Estate

Sales Momentum Driving Increasing EBITDA Strong historical sales growth through new store openings, same store sales growth and acquisitions ($ in millions) ($ in millions) Note: Fiscal year ending the Tuesday closest to January 31; figures do not include pro forma adjustments for recent acquisitions and annualization of new store EBITDA. (1) Reflects Adjusted EBITDA; not pro forma for anticipated expenses announced in December 7, 2015 press release. 19 Annual Adj. EBITDA Performance(1) Annual Net Sales Performance

Same Store Sales Performance

- Nine consecutive quarters of same store sales growth

Quarterly Sales Performance


FY 2011 SSS: 20.5%
FY 2012 SSS: 6.1%
FY 2013 SSS: 1.3%
FY 2014 SSS: 6.1%
19.7%
18.8%
18.6%
24.8%
16.1%
5.0%
6.6%
(1.6%)
(5.2%)
(0.3%)
2.9%
6.5%
4.3%
9.7%
8.5%
1.9%
1.3%
2.8%
3.8%
Q1'11 Q2'11 Q3'11 Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15

20

MFRM

Recent Acquisitions Progressing as Expected

Strong Sleep Train Performance

- Sleep Train business continued to perform extremely well with Q3 implied comps showing double-digit same store sales growth (Sleep Train enters MFRM's comp base beginning in Q4)
- Mattress Discounters conversions showed accelerated sales growth

Chicago Market Continuing to Improve

- Chicago market continued to improve in Q3 with approximately breakeven profitability at the market EBITDA level

Mattress Discounters: YOY Sales Growth — Pre and Post Rebranding to Sleep Train



Pre Rebranding
+7.3%
Post Rebranding
+25.2%
Rebranding commenced
70% Completed
95% Completed
YOY Sales Variance %
Pre Conversion Baseline
40%
25%
10%
-5%
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct

Chicago Market: YOY Sales Growth — Pre and Post Rebranding to Mattress Firm



Pre Rebranding
-0.7%
Post Rebranding
+32.7%
Rebranding completed for ~90% of stores
YOY Sales Variance %
Pre Conversion Baseline
60%
40%
20%
0%
-20%
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
FY 2014
FY 2015

21

Note: Market Level EBITDA is based on an estimate prepared by the Company. See appendix for details of actual EBITDA for the latest twelve months ended November 3, 2015.

MFRM

Sleep Train Integration Progressing Ahead of Plan

Sleep Train

- Strong sales growth and market-level EBITDA margin expansion since acquisition
  - High-single digit to low-double digit implied same store sales growth in the last three quarters
  - Sleep Train margins have improved to approximately the company-wide average
- Implementing best practices and putting initiatives in place for future growth and margin expansion
- Synergies achieved to date are ahead of targets through:
  - Purchasing
  - Contracts
  - Advertising (Mattress Discounters conversions)
  - Overhead savings
- Based on synergies realized to date we are increasing our year three Sleep Train synergy target from $20 million to $25 million

Sleep Train Synergies – Year One



($ in millions)
$20
$10
$0
$10
$15
Year One Target
Synergies to Date

Sleep Train Synergies – Year Three Target



($ in millions)
$30
$20
$10
$0
$20
$25
Initial Year Three Target
Revised Year Three Target

22

Note: Market Level EBITDA is based on an estimate prepared by the Company. See appendix for details of actual EBITDA for the latest twelve months ended November 3, 2015.

MFRM

Key Credit and Investment Highlights

Key Strengths of Mattress Firm Investment



Compelling Industry Dynamics

- Long-term stability and consistent growth
- Highly fragmented industry
- Specialty retailers continue to take share
- Pent-up demand with ~80% of industry sales from replacements



Best-in-Class Specialty Retailer

- Largest and only national footprint with significant scale
- Over 90% of stores in markets where Company is #1
- Unique selling proposition
- Strong and established distribution network



Proven Track Record of Driving Profitability

- Less than one year cash-on-cash payback for new Mattress Firm stores
- High correlation between market penetration and profitability
- History of developing markets through increasing Relative Market Share (RMS)



Highly Achievable Growth Plan

- Significant remaining store growth runway
- Track record of successfully integrating acquisitions and realizing synergies
- Supported by strong unit economics



Strong Free Cash Flow Generation

- Strong free cash flow supported by robust EBITDA and low maintenance capex
- On track to delever from Sleep Train acquisition
- Tax deductions expected to enhance free cash flow
- Negative working capital business model

SLEEPYS

Transformational Combination with Sleepy's

- Creates first truly national mattress specialty retailer
- Opportunity to leverage national scale benefits
- Acquires attractive store base and team in key markets
- Presents significant synergy opportunities
- Accretive to cash flows and earnings



Experienced and Invested Management Team

- Management aligned with shareholders
- Top executives have 10+ years of relevant experience
- Mix between retail and industry experience

24

MFRM

Compelling Industry Trends   Quick bounce back following recessions, as bedding sales are correlated with Consumer Sentiment and Gross Domestic Product Replacement nature of the bedding industry has also shielded specialty retailers from volatility experienced in the housing market Projected industry total sales growth of 6.8% in 2015 and 6.5% in both 2016 and 2017(1) (2)     ($ in billions) Recession Recovery 9% 6% 7% 9% 8% 2% 9% 5% 5% 5% 0% 5% 5% 4% 2% 8% 11% 9% 5% 4% 6% 3% 7% 3% 5% 2% 3% 12% 5% 6% -1% 6% 6% 1% -2% 4% 9% 4% 5% 2% 1% 1% 8% 4% 4% 7% 4% 3% 7% 7% 4% 4% 3% 3% Dollar Value Units Avg. Unit Price (AUP) (1) Source: ISPA – Mattress Industry U.S. Market Forecast issued October 2015; mattress and foundation sales. (2) Source: ISPA – 2009 and 2014 Mattress Industry Report of Sales & Trends. 25 -9% -9% -11% -9% 2% -1% 4% 8% 6% 0% -2% 8% 0% 4% -2% 1% 2% 3% 8% 12% 2% 3% 5% 9% 0% 3% 8% 8% 5% 6% 2% 2% 1% 2% 5% -2% 16% 7% YOY Growth U.S. Wholesale Bedding Sales Significantly Rebound After Prior Recessions(1)

Positioned for Continued Growth   Mattress sales are primarily replacement in nature with an ~10 year average purchase cycle(1) $217.1 $220 0.410 0.386 0.390 $200 0.377 0.370 $180 0.357 0.350 0.332 $160 0.330 $140 0.303 0.310 $120 0.290 $93.7 $100 0.280 0.270 $80 0.250 2017F 1994 1998 2002 2006 2010 2014 1994 1998 2002 2006 2010 2014 (1) (2) (3) (4) Source: Better Sleep Council Study – January 2007. Source: ISPA – 2009 Mattress Industry Report of Sales & Trends. Source: ISPA – 2014 Mattress Industry Report of Sales & Trends. Source: ISPA – Mattress Industry U.S. Market Forecast issued October 2015. 26 Wholesale Mattress and Foundation AUP (4) Wholesale Mattress Shipments per Household (2) 35-year industry dollar value CAGR of approximately 5%(2)(3)

Specialty Retailers Taking Market Share     Consumers demand expertise and prefer destination shopping Mass merchants not meaningful industry participants Department Stores 5% Other 14% Department Stores 11% Other 14% Retailers 34% Furniture Retailers 56% 19% 47% Mattress Specialty Retailers Mattress Specialty Retailers 1993 2014 27 (1) Source: Furniture Today, September 21, 2015. Mattress specialty retailers continue to take share from furniture retailers and department stores (1)

Achievable and Diversified Growth Plan Growth Drivers 28 New Stores economics benefits of   New stores: strong unit   Leverage increasing relative market share (RMS)   Existing franchisees   Tuck-ins   Drive existing store sales volumes   Best practice sharing Organic – Acquisitions Organic – Existing Base Primary   Legacy program   Parallel growth   Limited future growth   eCommerce   Special events (state fairs, home shows, etc.) Alternate Channels Franchise Secondary

Track Record of Integrating Acquisitions England, Mid-Milwaukee, Wausau SW Florida, Tampa 29 Note: Back to Bed includes Bedding Experts and Mattress Barn. Sleep Train includes Sleep Train, Sleep Country, America’s Mattress of Hawaii and Got Sleep? Excludes acquisitions prior to 2007 and acquisitions of fewer than 10 stores. Dates based on fiscal year acquired. 13 stores Houston 2007 25 stores Virginia Beach 2010 236 stores Atlanta, Minneapolis, St. Louis | Houston, Dallas, Jacksonville, Miami, Orlando, 2011, 2012 Yotes Franchise 10 stores St. Louis 2007 14 stores Las Vegas 2007 36 stores Austin, Dallas, Houston, San Antonio, Las Vegas 2007 Yotes Franchise 34 stores Colorado Springs, Denver, Wichita 2014 55 stores Dallas, Austin 2014 Online Retailer Nationwide 2013 Perfect Mattress Franchise 39 stores Green Bay, Madison, 2013 27 stores Charleston, Charlotte, Columbia, Greensboro, Greenville, Raleigh 2012 40 stores Atlanta, Miami, SW Florida, Tampa 2012 1,066 stores Northeast, New Atlantic, Midwest Announced 45 stores Phoenix, Tucson 2014 314 stores California, Hawaii, Idaho, Nevada and Washington 2014 131 stores Chicago, Orlando 2014 15 stores Pittsburgh 2014 67 stores Colorado Springs, Denver, Phoenix, Tucson 2014

Historical Financial Performance

Historical Pro Forma Financial Performance (In millions) (In millions) $3,657 $378 LTM Q3 '15 (1) 2012 2013 2014 LTM Q3 '15 2012 2013 2014 (In millions) (In millions) $132 $94 $84 LTM Q3 '15 (4) 2012 2013 2014 LTM Q3 '15 2012 $20mm Covenant Synergies 2013 PF Combined 2014 Mattress Firm Sleepy’s (1) (2) (3) (4) See pages 41 – 43 for detailed reconciliations for Mattress Firm and Sleepy’s. Net capex defined as gross capex less tenant allowances. Free cash flow for 2012, 2013 and 2014 defined as cash flow from operations less capex. For illustrative purposes, based on management and Sleepy’s management estimates, including $20mm in synergies and the tax benefits associated with the proposed transaction. 31 $65 $57 $40 $24 $9 $48 $25 $13 $10 $94 $22 $110 $78 $22 $21 $28 $72 $63 $50 Free Cash Flow(3) Net Capex(2) $249 $20 $72 $287 $214 $199 $58 $74 $78 $190 $140 $121 $2,859 $1,136 $2,216 $1,053 $2,521 $1,921 $999 $914 $1,806 $1,217 $1,007 Revenue Adjusted EBITDA

Significant Free Cash Flow Generation & Track Record for Deleveraging Repaid $72 million of borrowings year-to-date, and expect to generate approximately $77 million of FCF for 2015E   o 2015E free cash flow is burdened by approximately $25 million for conversions of acquired stores     Annual tax deduction of over $11 million from completed acquisitions (excluding Sleepy’s) Cash flow typically declines in acquisition periods that require large store conversions, and then bounces back stronger the following year Expect to delever approximately 90 basis points from the Sleep Train acquisition through the end of fiscal year 2015   (In millions) $80 $77 $60 $48 Significant Significant $47 $40 $20 $0 2011 2012 2013 2014 2015E 5.0x 4.0x 3.0x 2.0x 1.0x 0.0x leverage of ~3.5x 2011 2012 2013 2014 2015E (1) (2) (3) Free cash flow (FCF) defined as cash flow from operations less capex. Minimal taxes paid in 2011 due to NOLs. 2015E FCF, year end net debt, FCF and Adj. EBITDA (midpoint) based on guidance provided on December 7, 2015. Not pro forma for the Sleepy’s acquisition. 32 4.0x 2.1x2.0x Pro forma at time of acquisitions 2.6x 1.4x Net Debt / Adjusted EBITDA(3) Acquisitions $10 Acquisitions $25 Free Cash Flow(1)(2)

Strong Store Economics Solidify Profitability ($ in thousands) Sales % Growth Year 1 Year 2 ($ in thousands) Average Investment $950 $1,000 0% - 10% Buildout and Equipping Cost Floor Sample Inventory $232 24 Store 4-Wall Profitability(2) % of Sales $233 23-26% $245 23-26% 256 (43) Less: Tenant Reimbursement Cash Requirement, Net Annual Cash on Cash Return(3) $213 109% 115% Store 4-wall profitability drives improving leverage over market-level costs as store penetration increases Note: Analysis applies only to Mattress Firm branded, company-operated stores. (1) (2) (3) Includes approximately $40,000 in Year 1 for vendor funds collected upon store opening. Store 4-wall profitability divided by net store investment. Reflects midpoint of respective ranges and does not include additional market level costs or cannibalization. 33 New Store Results(1) Representative New Store Investment Stores Generate Cash on Cash Payback <1 Year

Syndication Overview

Summary Terms – Incremental Term Loan incremental loans subject to 50 bps MFN exceptions stock, and other assets, subject to certain exceptions (the “Term Loan Collateral”); second priority lien on the ABL Collater al indebtedness 35 Borrower: Same as existing: Mattress Holding Corp. (the “Borrower”) Facility Description: $730 million Senior Secured Incremental Term Loan B (“Term Loan”) Incremental Term Facility: Same as existing: $250 million, plus unlimited additional amounts subject to 4.00x Senior Secured Net Leverage Ratio; pari passu Maturity: Same as existing: October 20, 2021 Indicative Margin: TBD LIBOR Floor: Same as existing: 1.00% OID: TBD Guarantors: Same as existing: Parent and all current and future direct or indirect majority-owned domestic restricted subsidiaries, subject to certain Security: Same as existing: Perfected first priority liens on fixed assets including machinery, equipment, fixture property, and owned real property, Ranking: Same as existing: Pari passu with all existing and future senior indebtedness and senior to all existing and future senior subordinated Amortization: Same as existing: 1% per annum with bullet at maturity Optional Prepayments: 101 soft call for 6 months Mandatory Prepayments: Same as existing:   100% of asset sales, insurance proceeds, and debt issuances, subject to certain exceptions and reinvestment rights in the case of asset sales   50% of excess cash flow with step-downs to 25% and 0% upon achievement of Secured Net Leverage Ratio levels of 3.00x and 2.75x, respectively Financial Covenants: Same as existing: None Negative Covenants: Same as existing

Summary Terms – ABL Revolver second lien on the term loan collateral of the net orderly liquidation value of eligible inventory (subject to a 10% cap for in-transit inventory), less customary reserves loans outstanding under the ABL Facility and (b) outstanding letters of credit Base exceeds the aggregate commitments under the ABL Facility (ii) 10% of the lesser of the Borrowing Base and the ABL Facility size (the “Maximum Credit”) Maximum Credit for 5 consecutive business days, or during a Specified Event of Default (a “Cash Dominion Period”)   Borrowing Base reporting monthly springing to weekly during a Cash Dominion Period Maximum Credit for 5 consecutive business days, and more frequently during a Specified Event of Default, and one additional f ield 36 Borrower: Mattress Holding Corp. (the “Borrower”) Facility Description: $200 million Asset Based Revolver (the “ABL Facility”) with availability subject to the Borrowing Base Incremental Facility: $50 million; incremental to be on the same terms as the existing ABL Facility Tenor: 5 years, prepayable at par Indicative Margin: L+125-150 bps subject to an Excess Availability based grid Commitment Fee: 25 bps on the unused portion of the facility Security: Perfected first priority liens on accounts receivable, credit card receivables, inventory and proceeds thereof (the “ABL Coll ateral”); Guarantors: Mattress Holdco, Inc. and all current and future direct or indirect wholly-owned U.S. restricted subsidiaries, subject to certain exceptions Borrowing Base: The sum of (i) 100% of Qualified Cash, (ii) 90% of eligible accounts receivable, (iii) 90% of eligible credit card receivable s, and (iv) 90% Excess Availability: The lesser of (i) the Borrowing Base and (ii) the amount of commitments outstanding at such time minus the sum of (a) the amo unt of Specified Excess Availability: The sum of (i) Excess Availability and (ii) up to 2.5% of the aggregate commitments under the ABL Facility by the amount the Borrowing Financial Covenants: Springing fixed charge coverage ratio of 1.0x if at any time Specified Excess Availability is less than the greater of (i) $1 7.5 million and Cash Management: Springing cash dominion in the event that Specified Excess Availability falls below the greater of (i) $17.5 million and (ii) 10% of the Specified Event of Default: Any payment or bankruptcy event of default, failure to timely deliver or a misrepresentation of the Borrowing Base, any event of default arising from breach of the cash management provisions and any event of default arising from failure to comply with the Fixed Charge Coverage Ratio Reporting:   Financial statements quarterly and annually Field Exam/Appraisal Frequency: One field exam and inventory appraisal per annum springing to two times per annum if Excess Availability falls below 15% of the exam and inventory appraisal at the ABL administrative Agent’s expense during any fiscal year Negative Covenants: Usual and customary for transactions of the type, including limitations on indebtedness, liens, investments, asset sales / le aseback transactions, restricted payments, and junior debt repayments in each case subject to exceptions to be agreed including carve -outs for unlimited investments, repayments of debt and restricted payments when meeting certain payment conditions

Pro Forma Borrowing Base

- Borrowing Base equals the sum of:
  - 100% of Qualified Cash
  - 90% of eligible accounts receivable
  - 90% of eligible credit card receivables
  - 90% of the net orderly liquidation value of eligible inventory
  - Less: customary reserves
- Pro Forma Borrowing Base Availability: $170.2 million
- Excess Availability: $107.1 million
- Total Liquidity: $107.1 million
- The Facility is secured by a first priority security interest in the ABL Priority Collateral, which includes all accounts, inventory, and proceeds thereof
- Proceeds of ABL Priority Collateral shall be applied first to the ABL Facility, which will be first out in the waterfall, and second to the Term Loan Facility, which will be last out in the waterfall

Pro Forma Borrowing Base as of Nov 3, 2015

($ in millions)	**TOTAL**
Credit Card	
Credit Card Receivables	$25.6
Total Ineligible Credit Card Receivables	1.1
Net Eligible Credit Card Receivables	$24.5
Advance Rate	*90.0%*
Gross Credit Card Receivable Availability	**$22.0**
3rd Party Financing Receivables	
Total 3rd Party Financing Receivables	$20.1
Total Ineligible 3rd Party Financing Receivables	17.0
Net Eligible 3rd Party Financing Receivables	$3.1
Advance Rate	*90.0%*
Gross 3rd Party Financing Receivables Availability	**$2.8**
Total A/R Reserves	**$4.7**
Net AR Availability	**$20.2**
Inventory	
Gross Inventory	$303.7
Total Ineligible Inventory	21.0
Net Eligible Inventory	$282.7
NOLV Rate	69.3%
Advance Rate (90% x NOLV) (1)	*62.4%*
Gross Inventory Availability	**$176.4**
Total Reserves	**$26.5**
Net Inventory Availability	**$150.0**
Borrowing Base Availability	**$170.2**
Less: Pro Forma Loans	$50.0
Less: Existing Letters of Credit	13.1
Excess Availability	**$107.1**
Cash & Cash Equivalents	$0.0
Total Liquidity	**$107.1**

(1) Represents the net orderly liquidation value from the most recent Hilco appraisal for Mattress Firm and the most recent Great American Group Appraisal for Sleepy's.

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Pro Forma Organizational Structure



JW Childs
Management
Public Stockholders
36.73%
7.03%
56.24%
Mattress Firm Holding Corp. (1)
Mattress Intermediate Holdings, Inc.
Mattress Holdco, Inc.
Mattress Holding Corp.
Non Guarantor
Borrower
Guarantor
Unaffiliated Third Party
Direct Subsidiary
Indirect Subsidiary
Existing $125mm ABL Facility
Proposed $75mm ABL commitment upsize
Existing $693mm Term Loan B
Proposed $730mm Incremental Term Loan B
Mattress Firm – Vision Park, LLC (2)
Mattress Firm, Inc.
Other Subsidiaries
The Sleep Train, Inc.
HMK Mattress Holdings LLC (Sleepy's)
Steel Circuit LLC
50.00%
50.00%
$37mm SOB Mortgage (3)
SS South Oyster Bay Realty, LLC

Note: Existing Mattress Firm Term Loan B balance reflects principal outstanding as of 3Q15. Diagram omits $6mm in existing Mattress Firm equipment financing and other notes payable and $13mm of assumed Sleepy's non-SOB mortgage liabilities for illustrative purposes.

(1) Public entity.

(2) Real property asset has been sold. Entity to be merged into MHC.

(3) Represents 100% of estimated mortgage obligation outstanding as of 3Q15.

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Syndication Timeline Bank Holiday Key Transaction Date January 14th Bank Meeting (9:30am ET) January 28th Term Loan Lender Commitments Due (12:00pm ET) February 3rd Expected Closing and Funding 39 Key Event Date February 2016 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 January 2016 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 31 25 26 27 28 29 30

Appendix

Mattress Firm EBITDA Reconciliation

($ in millions)

FYE January of the following year	2011	2012	2013	2014	LTM Q3 2015
Net Income (loss)	$34.4	$39.9	$52.9	$44.3	$57.9
Income tax (benefit) expense	(8.8)	26.7	33.2	29.2	36.0
Interest expense, net	29.3	9.2	10.9	20.1	40.2
Depreciation and amortization	17.5	23.5	29.5	41.7	58.6
Intangible assets and other amortization	1.7	1.5	2.5	5.6	7.2
EBITDA	$74.0	$100.8	$128.9	$140.9	$199.8
Goodwill impairment charge	0.0	0.0	0.0	0.0	0.0
Intangible asset impairment charge	0.0	2.1	0.0	0.0	0.0
Loss on store closings and impairment of assets	0.8	1.1	1.5	1.8	2.8
Loss (gain) from debt extinguishment	5.7	0.0	0.0	2.3	0.0
Financial sponsor fees and expenses	0.6	0.1	0.0	0.0	0.0
Stock-based compensation	0.5	2.9	4.8	8.1	9.7
Secondary offering costs	0.0	1.9	0.0	0.6	1.1
Vendor new store funds (1)	3.2	1.0	0.8	(1.2)	1.1
Acquisition related expenses (2)	0.9	12.0	1.7	30.1	28.7
Other (3)	1.8	(0.8)	2.1	7.6	4.0
Adjusted EBITDA	**$87.5**	**$121.0**	**$140.0**	**$190.2**	**$247.2**

Source: Page 33 of 2013 10-K, page 34 of 2014 10-K, and page 30 of Q3 2015 10-Q.

(1) We receive cash payments from certain vendors for each new incremental store that we open ("new store funds"). New store funds are initially recorded in other noncurrent liabilities when received and are then amortized as a reduction of cost of sales over 36 months in our financial statements. Historically, we have considered new store funds as a component of Adjusted EBITDA when received since new store funds are included in cash provided from operations. The adjustment includes the amount of new store funds received during the period presented and eliminates the non-cash reduction in cost of sales included in our results of operations.

(2) Reflects both non-cash effects included in net income related to acquisition accounting adjustments made to inventories and other acquisition related cash costs included in net income, such as direct acquisition costs and costs related to integration of acquired businesses.

(3) See page 33 of 2013 10-K, page 34 of 2014 10-K, and page 30 of Q3 2015 10-Q for more detail.

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Mattress Firm Pro Forma EBITDA Reconciliation

Commentary

1. Franchisee acquisition represents LTM EBITDA plus $150k of identified purchasing synergies
2. Represents detailed transaction by transaction analysis using real data and contract rates (from old contract to new)
3. Represents the benefits of moving to a private exchange from a self-insured plan. Analysis involves real data combined with analysis from AON
4. Represents the annualization of EBITDA earned from stores opened less than 12 months

Reconciliation

($ in millions)

	LTM 2015 Q3A
Adjusted EBITDA	$247.2
+ Double J-RD Acquisition (1)	1.2
+ Synchrony Contract (2)	10.8
+ Private Exchange Contract (3)	3.5
+ New Store Adjustment (4)	24.1
Pro Forma Adjusted EBITDA	**$286.8**

Note: Mattress Firm prepares Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to the acquisition of the assets and operations of Double J-RD, a former franchisee, as if the acquisition had occurred on 10/28/2014, by adding management's estimate of the Adjusted EBITDA plus purchasing synergies to be realized in the first year.

Financial statements for the Double J-RD Acquisition have not been audited or reviewed by independent auditors or any other accounting firm. Investors should be aware that Adjusted EBITDA for this acquired entity may not be entirely comparable to Mattress Firm's measure of EBITDA or Adjusted EBITDA. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA is presented for information purposes only and does not purport to represent what Mattress Firm's actual financial position or results of operations would have been if the acquisition had been completed as of an earlier date or that may be achieved in the future.

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Sleepy's Pro Forma EBITDA Reconciliation

($ in millions)

FYE December 31,	2012	2013	2014	LTM Q3 2015
Net Income (loss)	$14.0	$27.6	$12.4	$28.6
Income tax (benefit) expense	1.2	0.5	0.3	0.1
Interest expense, net	14.2	14.2	12.1	10.2
Depreciation and amortization	17.0	20.6	22.3	22.9
Management fees and compensation	25.3	7.9	6.1	7.9
Straight line rent adjustment	(1.3)	(1.3)	0.6	1.8
Abandonment - fixed assets - (gain) / loss	1.3	0.3	0.0	(4.3)
EBITDA	$71.7	$69.8	$53.9	$67.2
Credit facility fees	0.3	0.2	0.5	0.4
Non-recurring and other items	6.2	4.4	4.0	3.9
Adjusted EBITDA	**$78.2**	**$74.5**	**$58.5**	**$71.6**
Vendor synergy (1)				7.7
Financing synergy (2)				5.9
Overhead synergy (3)				6.4
Pro Forma Adjusted EBITDA				**$91.6**

Note: Adjusted EBITDA includes allowable adjustments per Sleepy's current credit agreement. Sleepy's Pro Forma Adjusted EBITDA includes estimated synergies to be included in Adjusted EBITDA based on Mattress Firm's Credit Agreement definition.

(1) Represents the purchasing synergy highlighted by PwC in a clean room analysis (using real purchase volumes and comparing MFRM and Sleepy's stated rates).

(2) Represents the financing synergy highlighted by PwC in a clean room analysis (using real financing volumes and comparing MFRM and Sleepy's contract rates).

(3) Represents estimated overhead synergy achievable at Sleepy's in line with Mattress Firm's Credit Agreement definition.

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SLEEP TRAIF S LEEPYS NIATTRESSFIRNI® Note: Sleepy's acquisition pending. MATTRESS CENTERS 'rlle llattPess Professionatr